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                                                                   EXHIBIT 10.11


                      COMBINED AND AMENDED PROMISSORY NOTE

$1,531,250                                                        MARCH 28, 1996
                                                        PITTSBURGH, PENNSYLVANIA

                                   BACKGROUND

This combined and amended promissory note (this "Note") supersedes, replaces and constitutes repayment in full of, both that certain promissory note dated February 16, 1994 in the original principal amount of $1,250,000 and that certain promissory note dated August 1, 1994 in the original principal amount of $1,450,000, each made by Oakhurst Company, Inc. (then known as Oakhurst Capital, Inc.) ("Oakhurst"). Such notes have a combined outstanding principal balance on the date hereof equal to the principal amount of this Note; accordingly, this Note is made on the following terms and conditions:


1. FOR VALUE RECEIVED Oakhurst promises to pay to Steel City Products, Inc., or order, ("SCPI") the principal sum of one million five hundred thirty-one thousand two hundred fifty dollars ($1,531,250) as and when provided herein.

2. Interest shall accrue on the principal balance hereof from time to time outstanding commencing May 1, 1996 at an annual rate of interest equal to one and one-half (1.5) percentage points above the rate of interest announced publicly by Citibank, N.A. from time to time as its "base rate" (or any successor thereto), which may not be such institution's lowest rate; and shall be paid quarterly in arrears at the same time as payments of principal are made, as provided below. Interest shall be prorated, when necessary, based on a three hundred sixty (360) day year and a thirty (30) day month for the number of days actually elapsed.

3. Payment of principal and interest shall be made in installments as follows:

           (a) eight (8) equal installments of ninety-six thousand dollars ($96,000) each (allocated first to accrued interest and then to principal), on or before the last day of each of Oakhurst's fiscal quarters commencing with the fiscal quarter ending May 30, 1996; and

           (b) one (1) installment on April 1, 1998 in an amount equal to the then outstanding principal balance of this Note together with accrued interest thereon.

4. Notwithstanding the foregoing, in the event that SCPI re-finances that certain term loan from FINOVA Capital Corporation dated March 28, 1996 (the "Term Loan"), the payment that would otherwise become due hereunder on April 1, 1998 shall become due on the expiration of the re-financed Term Loan, and in the interim, Oakhurst shall continue to make the quarterly payments of principal and interest provided for in Section 3(a), above, until the earlier to occur of the payment in full of all interest and principal due hereunder, and such expiration date.

5. Any payment of principal or interest not made when due shall bear interest compounded daily until paid at an annual rate of thirteen and one-quarter percent (13.25%).

6.         This Note may be prepaid in whole or in part at any time or from time to time without penalty or premium provided that in the event of a prepayment of the entire outstanding principal balance, interest accrued to the date of such prepayment shall be paid together with such prepayment.  All prepayments shall be applied first to any outstanding arrears of interest and then to any outstanding principal balance hereof.
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              COMBINED AND AMENDED PROMISSORY NOTE DATED MARCH 28, 1996 - PAGE 2


7. This Note is secured by a pledge of the all of the capital stock of H & H Distributors, Inc. ("H&H") and Dowling's Fleet Service Co., Inc. ("Dowlings").

8. Upon written notice from SCPI, this Note shall become immediately due and payable upon the occurrence of any one or more of the following events:

           (a) The failure by Oakhurst to make payment of any principal or interest when due hereunder within five (5) business days after written notice of such failure has been given to Oakhurst;

           (b) The admission by Oakhurst of its inability to pay its debts as they become due; the insolvency or the appointment of a receiver with respect to Oakhurst or its property; any assignment of the property of Oakhurst for the benefit of creditors; or the commencement of any proceedings under any bankruptcy or insolvency laws by or against Oakhurst unless such proceeding is dismissed within ninety (90) days of the filing thereof; or

           (c) The sale or attempted sale by Oakhurst of substantially all of the capital stock or assets, or both, of either of H&H or Dowlings.

9. Oakhurst hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default, or enforcement of this Note or any security for this Note, except such notices as are expressly provided for herein. Oakhurst agrees that any delay or omission on the part of SCPI in exercising any rights hereunder or any security for this Note shall not operate as a waiver of such right, of any other right hereunder, or of any security for this Note; and a waiver of any right on one occasion shall not be construed as a bar or a waiver of any such right on any future occasion.

10. All notices required or permitted hereunder shall be in writing and shall be deemed given by a party either (i) when hand delivered to a party; (ii) when deposited with a courier service with instructions to provide next-day delivery and proof of delivery; or (iii) when sent by facsimile transmission, in each case to the principal executive office of the other party.

11. All payments required hereunder shall be made to SCPI's principal executive office or to such other address as to which SCPI shall notify Oakhurst in writing.

12. This Note shall be governed by the laws of the Commonwealth of Pennsylvania.


OAKHURST COMPANY, INC.




By:  /s/ Mark Auerbach                  ATTEST:   /s/ Roger M. Barzun
   -----------------------------------         ---------------------------------
    Mark Auerbach                               Roger M. Barzun
    Chairman & Chief Executive Officer          Secretary